UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2004

GATX Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-8319 (Commission File Number)	94-1661392 (IRS Employer Identification No.)

500 West Monroe Street Chicago, Illinois (Address of principal executive offices)	60661-3676 (Zip Code)

Registrant’s telephone number, including area code (312) 621-6200

Item 5. Other Events.

On June 4, 2004, GATX Financial Corporation issued a press release announcing that it has amended the terms of its exchange offer for any and all of three series of Notes due 2006 for a new series of Notes due 2011.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99a GATX Financial Corporation press release dated June 4, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX FINANCIAL CORPORATION

(Registrant)

/s/ Brian Kenney

Brian A. Kenney Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

Date: June 7, 2004

INDEX TO EXHIBITS

Exhibit No.		Method of Filing

99a	GATX Financial Corporation press release dated June 4, 2004	Filed Electronically